Exhibit 99.1

Marchex Expands OpenList Search and Content Engine to 20,000 Business

Categories

SEATTLE, WA – November 8, 2006 – Marchex, Inc. (NASDAQ: MCHX, MCHXP), today announced that it has developed an expanded version of its Open List search technology and content aggregation engine to provide relevant, searchable content and data in 20,000 commercial categories . While this data is not yet incorporated at openlist.com, Marchex today announced that it has deployed this expanded platform to more than 50 of its category and local / vertical beta Web sites, including www.remodeling.com, www.locksmiths.com, www.exterminator.com, www.bostonmortgage.com, www.newyorklawfirms.com, and www.seattleinsurance.com. A list of selected beta Web sites can be found at the end of this press release.

When Marchex acquired Open List in May 2006, the technology and service focused solely on the travel category, and consisted of approximately one million business listings and related content primarily for hotels and restaurants. With the additional 20,000 categories that Marchex has developed, 15 million additional business listings with associated pieces of content are being added to the core engine. The additional categories include: auto (e.g., auto rental, auto repair, etc.), employment services, professional services (e.g., contractors, doctors, insurance, lawyers, etc.), and personal services (e.g., caterers, baby sitters, beauty salons, spas, etc.). This additional content will be delivered across the majority of the Marchex network of Web sites in 2007, with the goal being that these sites will provide both a strong user experience and excellent advertising opportunities.

“Open List had a compelling methodology with its original travel site and user experience and it makes sense to extend this approach to other categories,” said Greg Sterling, principal analyst with Sterling Market Intelligence. “Now Marchex is providing the resources to impressively grow these capabilities and use them to enhance the consumer experience on a large network of vertical and local search sites.”

Marchex Plan for Proprietary Web Sites:

Marchex’s goal is to connect millions of online consumers to personally relevant information, products, and services through the Open List site, as well as through Marchex’s network of Web sites. Marchex’s approach is to use search technology to aggregate micro-content from across the Web that is focused on vertical and local information; and to then provide a unique, compelling, and efficient experience driven by user refinements – essentially, the user can refine data elements based on personal relevance. For example, a user can search the database for specific services, neighborhoods, user ratings and/or recommendations, brands, and other criteria using only a few keystrokes. Marchex believes that this efficient form of search and discovery allows users to quickly obtain the information they need to support their purchasing decisions for both products and services.

Over the next several years, Marchex intends to invest significantly in its search and content aggregation technology to: (i) create a powerful consumer destination; (ii) further develop its network of Web sites; and (iii) power the consumer destinations for certain strategic partners. Specifically, Marchex’s plan for its proprietary sites and potential partners includes the following:

Proprietary Sites – Marchex plans to re-launch Open List during 2007 as a comprehensive standalone search guide that will be accessible at www.openlist.com, adding the expanded platform of content and data announced today to the site’s existing travel content which includes restaurants, hotels, and attractions. Additionally, Marchex intends to integrate Open List content and functionality on its local / vertical Web sites, such as the beta sites launched today. Once these integrations are complete, Marchex intends to allow users to access Open List as the “home” search page from any of its Web sites – this effectively allows Marchex to create an umbrella destination for Marchex’s proprietary traffic network. Marchex plans to monetize its Open List Web site primarily with its direct advertiser listings and advertiser listings from other strategic partners.

Partner Licensing – Similar to how Marchex extends its technology to its Web sites, Marchex plans to selectively expand the licensing of its search and content aggregation platform to leading online publishers who are looking to increase the utility of their Web sites, add to their overall user experience, and increase their monetization. Currently, Marchex plans to structure these relationships as a combination of licensing and revenue share arrangements derived from its advertiser listings.

“Our goal has always been to turn our network of Web sites into true destinations with great user utility and this is a major step in our development efforts toward that goal. With the development of more than 20,000 additional categories and millions of pieces of content in a few short months, it is clear that our search product is very flexible, scaleable and unique,” said Russell C. Horowitz, Marchex Chairman and CEO. “Our focus over the next 12 to 24 months will be to dedicate significant resources toward building our products, investing in our network and assisting our strategic partners.”

Launch of Enhanced Local / Vertical Beta Web Sites:

As with previous site enhancements on the Marchex Network, the goals of today’s site launches are to increase usage by creating a useful and relevant consumer experience; and to ultimately increase monetization opportunities associated with each site. The enhanced beta Web sites empower users to easily search and discover through several intuitive levels of refinement. For example, a user visiting Marchex sites such as www.newyorkbeautysalons.com or www.bostonchildcare.com can refine their targeted searches by criteria such as specific services offered, neighborhoods, user ratings and/or by local recommendations from one or more objective sources on the Web. Over time, Marchex believes that this level of granularity and utility will provide merchants with highly targeted advertising opportunities.

This launch is part of Marchex’s ongoing effort to gather important user data to inform future product development. Marchex anticipates that the majority of its Web sites will have Open List integrations in 2007. Additionally, during the course of 2007, Marchex will also integrate this new content and functionality into its more than 75,000 ZIP Code Web sites, thereby increasing the scope and utility of those sites as well.

A selected list of enhanced local beta Web sites included in this launch appears below.

Category / Local:	www.eyesurgeons.com – www.exterminator.com – www.homeinspections.com –
www.locksmiths.com – www.ovens.com – www.podiatrist.com – www.refinancing.com – www.remodeling.com – www.yardcleaning.com

Local / Vertical – Boston:	www.bostonautorepairs.com – www.bostonbeautysalon.com –
www.bostoncarpetcleaning.com – www.bostoncosmeticsurgeons.com
www.bostonchildcare.com – www.bostonhomeequityloans.com –
www.bostonticketbrokers.com – www.bostonmortgage.com
www.bostonveterinarian.com

Local / Vertical – New York:	www.newyorkcarpetcleaners.com – www.newyorkcashadvance.com – www.newyorkfurniturestores.com – www.newyorkhealthinsurance.com – www.newyorkhomeloans.com – www.newyorkinteriordesign.com –
www.newyorklawfirms.com – www.newyorkmodelingagency.com – www.newyorkrealestateattorneys.com – www.newyorkhairsalons.com –

Local / Vertical – San Francisco:	www.sanfranciscoattorneys.com – www.sanfranciscoautoglassrepair.com – www.sanfranciscoautorepairs.com – www.sanfranciscobeautysalon.com – www.sanfranciscocarinsurance.com – www.sanfranciscocarpetcleaners.com – www.sanfranciscochiropractors.com – www.sanfranciscoeyedoctor.com – www.sanfranciscopestcontrol.com – www.sanfranciscoveterinarians.com

Local / Vertical – Seattle:	www.seattleautorepairs.com – www.seattletaxlawyers.com –
www.seattledentalinsurance.com – www.seattledivorceattorney.com –
www.seattlefurniture.com – www.seattlehomeequityloan.com – www.seattleinsurance.com – www.seattlepestcontrol.com – www.seattlestorageunit.com – www.seattleveterinarian.com

About Marchex, Inc.

Marchex (www.marchex.com) is a technology driven search and media company focused on vertical and local online traffic. Specifically, the company is focused on search marketing, local search, and direct navigation. Marchex’s platform of integrated performance-based advertising and search marketing services enables merchants to efficiently market and sell their products and services across multiple online distribution channels, including search engines, product shopping engines, directories and selected Web sites.

Forward looking statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of our most recent periodic report and registration statement filed with the SEC. We disclaim any intention or obligation to update any forward-looking statements.

For further information, contact:

Press:

Marchex Inc.

Mark S. Peterson

VP of Public Relations

206-331-3344

mark@marchex.com

Investor Relations:

Trevor Caldwell

VP of Investor Relations & Strategic Initiatives

206-331-3316

tcaldwell@marchex.com

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